Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (Nasdaq: LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Monday, May 1, 2006
LAKES ENTERTAINMENT, INC. ANNOUNCES
NIGC APPROVES MANAGEMENT AGREEMENT
WITH IOWA TRIBE OF OKLAHOMA
MINNEAPOLIS, May 1, 2006 — Lakes Entertainment, Inc. (Nasdaq: LACO) announced today that it has received notification from the National Indian Gaming Commission that it has approved Lakes’ management agreement with the Iowa Tribe of Oklahoma (“Iowa Tribe”) to refurbish and manage the Cimarron Casino project on the Iowa Tribe’s land in Perkins, Oklahoma. The Cimarron Casino will be renovated to include approximately 350 electronic gaming devices, video poker, and video blackjack. The renovations will also include adding a new bar and grille in the existing facilities.
Tim Cope, President and Chief Financial Officer of Lakes, stated “We appreciate the cooperation of the National Indian Gaming Commission throughout the contract review process as well as the members of the Iowa Tribe. We look forward to working with the Iowa Tribe to help make their Cimarron Casino a tremendous success. Phase I of the renovation will be completed and open for business this month with the fully refurbished casino project opening soon afterward.”
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (Nasdaq “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company’s consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE’s significant dependence on the Travel Channel as a source of revenue; the potential that WPTE’s television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE’s online casino business, which is a relatively new industry with an increasing number of market entrants; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.